                                                                              EXHIBIT 5

                                     April 23, 2007

Edison International
2244 Walnut Grove Avenue
Rosemead, California 91770

Ladies and Gentlemen:

        This opinion is rendered in connection with the filing of a Registration Statement on Form S-8
(the "Registration Statement") to register 8,500,000 shares of Edison International Common Stock, no par value (the "Plan Shares"), with the Securities and Exchange Commission related to the Edison International
2007 Performance Incentive Plan (the "Plan").  Under the Plan, the Plan Shares will be either issued by
Edison International or purchased on the open market, and offered and sold to directors, executive officers and key management employees of Edison International and its affiliates.

        I am generally familiar with the organization, history and affairs of Edison International.  I am also familiar with the proceedings taken and proposed to be taken by Edison International in connection with the proposed offering and sale, and I, or attorneys acting under my supervision, have examined a form of the Registration Statement.  As Vice President, Associate General Counsel, Chief Governance Officer and
Corporate Secretary of Edison International, I have general responsibility for supervising lawyers who may have been asked to review legal matters arising in connection with the offering and sale of the Plan
Shares. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law.  The opinions expressed herein are my own or are opinions of others with which I concur.

        Based upon the foregoing and subject to completion of such proceedings as are now contemplated prior to the offering, sale and/or issuance of the Plan Shares, it is my opinion that, when sold and/or issued as provided in the Registration Statement and upon shareholder approval of the Plan, the Plan Shares will be duly authorized, legally issued, fully paid and nonassessable shares of Common Stock of Edison
International.  This opinion does not relate to state Blue Sky or securities laws.

        I hereby consent to any references made to me, and to the use of my name, in the Registration
Statement.  By giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit to the Registration Statement, within the meaning of Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange
Commission thereunder.

                                                 Very truly yours,

                                                 /s/ Barbara E. Mathews
                                                 ------------------------------------------------
                                                 Barbara E. Mathews
                                                 Vice President,
                                                 Associate General Counsel,
                                                 Chief Governance Officer
                                                 and Corporate Secretary